THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                   NOMADIC COLLABORATION INTERNATIONAL, INC.
                          CONVERTIBLE PROMISSORY NOTE
                                                                November 6, 2002
                                                                   Vancouver, BC
U.S. $46,100.00

     1.         Principal and Interest.

     1.1 NOMADIC COLLABORATION INTERNATIONAL, INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to the order of PanAmerican Capital Group, Inc. (the "Investor" or the "Holder") the sum of Forty Six Thousand One Hundred and No/100ths U.S. Dollars ($46,100.00) at the time and in the manner hereinafter provided.

     1.2 This Convertible Promissory Note (the "Note") shall bear interest at the rate of 8% per annum simple interest from the date of issuance of this Note until paid in full. Interest only payments shall be due on the fifteen day of each month after the date set forth above, with all principal plus all remaining accrued but unpaid interest due and payable upon the one year anniversary of the execution of this Note by the Company, unless there is an Event of Default as described in Section 2 below, in which case such payment shall be accelerated. Notwithstanding the foregoing, this Note may he prepaid by the Company without penalty at any time. Any prepayment will be credited first against accrued interest then principal.

     1.3 Upon payment in full of the principal hereof and accrued interest hereunder, this Note shall be surrendered to the Company for cancellation.

     1.4 The principal of and interest on this Note shall be payable at the principal office of the Holder and shall be forwarded to the address of the Holder hereof as such Holder shall from time to time designate.

     2. Event of Default. The occurrence of any one or more of the following events (regardless of the reason therefor), shall constitute an "Event of Default" hereunder:

     (a) The Company shall fail to make any payment of principal of, or interest on, or any other amount owing in respect of, the Note when due and payable or declared due and payable, and such failure shall have remained unremedied for a period of five (5) business days.

     (b) A case or proceeding shall have been commenced against the Company in a court having competent jurisdiction (i) seeking a decree or order in respect of the Company under Chapter 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of the Company, and any such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

     (c) The Company shall (i) file a petition seeking relief under Chapter 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties, or (iii) fail generally to pay its debts as such debts become due.

     (d) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $100,000 in the aggregate shall be rendered against the Company and the same shall not (i) be fully covered by insurance or bonded over, or (ii) within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or have been discharged within five (5) days after the expiration of any such stay.

     3.        Subordination.

     3.1 "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions regularly engaged in the business of lending money under a secured or unsecured line of credit, term loan or equipment lease, provided that such transaction was approved by the Board of Directors of the Company.

     3.2 The Company and the Holder agree, expressly for the benefit of the present and future holders of Senior Indebtedness, that, except as otherwise provided herein, and notwithstanding the occurrence of an Event of Default hereunder, upon (a) an event of default under any Senior Indebtedness, or (b) any dissolution, winding up or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the Holder shall not be entitled to receive, any amount in respect of the principal and interest of this Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company which the Holder would be entitled to receive but for the provisions hereof, shall he paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness,

     3.3 In the instance of an event of default and only if the event of default has been declared in writing with respect to any Senior Indebtedness, permitting the holder thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within ninety (90) days after the happening of such event of default, the maturity of such Senior indebtedness shall not have been accelerated.

     3.4 This Section 3 is not intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holder, the unconditional and absolute obligation of the Company to pay the principal of and interest on the Note or affect the relative rights of the Holder and the other creditors of the Company, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the Holder from exercising all remedies otherwise permitted by applicable law upon an Event of Default hereunder, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

     4. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Investor.

     5. Prepayment. The Company may at any time prepay in whole or in part , the principal sum, plus accrued interest to date of payment, of this Note upon ten(10) days prior written notice to the holder. The Holder may convert all or part of the principal or accrued interest on the Note during said ten (10) day period in accordance with Section 6 hereof, and any such principal or interest converted shall he attributed, first, to the amount of interest to be prepaid, second, to the amount of principal to be prepaid, and third, to principal which is not subject to the prepayment notice.

     6.      Conversion.

     6.1 Voluntary Conversion. The Holder shall have the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest hereunder into a number of fully paid and nonassessable whole shares of the Company's $0.00001 par value common stock ("Common Stock") determined in accordance with Section 6.2 below.

     6.2 Shares issuable. The number of whole shares of Common Stock into which this Note may be voluntarily converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount borrowed hereunder together with all accrued interest to the date of conversion by the Note Conversion Price (as hereinafter defined). The "Note Conversion Price" shall mean the lessor of either (i) the $.04 per share; or (ii) the lowest closing bid price of the Company's Common Stock on the Over The Counter Bulletin Board (the "OTCBB) or such other exchange or market upon which it may trade if no longer trading on the OTCBB during the twenty (20) trading days immediately preceding the holder's conversion of this Note.

     6.3 Notice and Conversion Procedures. After receipt of demand for repayment the Company agrees to give the Holder notice at least five (5) business days prior to the time that the Company repays this Note. If the Holder elects to convert this Note, the Holder shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with this Note. Within twenty
(20) business days of receipt of such notice, the Company shall deliver to the Holder certificate(s) for the Common Stock issuable upon such conversion and, if the entire principal amount hereunder was not so converted, a new note representing such balance. The shares of Common Stock issuable upon such conversion shall be deemed issued and outstanding upon receipt of the notice of conversion.

     6.4     Anti-Dilution Provisions.

     (a) Adjustment of Note Conversion Price. In the event the Company shall in any manner, subsequent to the issuance of this Note, approve a reclassification involving a reverse stock split and subdivision of the Company's issued and outstanding shares of Common Stock, the Note Conversion Price shall forthwith be adjusted by proportionately increasing the Note Conversion Price on the date that such subdivision shall become effective.

     (b) Common Stock Defined. Whenever reference is made in this Note to the shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company authorized as of the date hereof, and any other class of stock ranking on a parity with such Common Stock. Shares issuable upon conversion hereof shall include only shares of Common Stock of the Company.

     6.5 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal and interest hereunder that is not so converted.

     7. Presentations. Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Holder as follows:

     (a) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     (b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended
(the "1933 Act"), or such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor. Any shares representing the conversion of this note, if the note is held by any non-U.S. persons or entities will be issued and delivered in accordance with Regulation S of the 1933 Act. The Company agrees to file all notices required by the Securities and Exchange Commission under Regulation S of the 1933 Act.

     (c) No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

     8. Representations and Covenants of the Holder. The Company has entered into this Note in reliance upon the following representations and covenants of the Holder:

                       (a) Investment Purpose. This Note and the Common Stock issuable upon conversion of the Note are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of' the same except pursuant to a registration or exemption.

                       (b) Private Issue. The Holder understands (i) that this Note and the Common Stock issuable upon conversion of this Note are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 8.

     (c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (d) Risk of No Registration. The Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon conversion of the Note, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Note or the Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule. Except as discussed in Section (e) below.

     (e) Demand Registration Right. Holder has the right to demand at any time after the conversion of this note, that the Company file a registration statement with the Securities and Exchange Commission to register all of the Shares issued to the Holder as a result of the conversion of this note. The Company agrees to file the registration statement with the Securities and Exchange Commission no later than 90 days after the written demand notice is received by the Company.

     9. Assignment. Subject to the restrictions on transfer described in Section 12 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.


     10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

     11. No Other Notes. The parties hereto agree that this Note shall supercede any and all Notes previously issued by the Company to the Holder.

     12.        Transfer of This Note or Securities Issuable on Conversion
Hereof.   With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within five (5) business days after receiving notice of the transfer, the Holder may effect such transfer. The Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     13. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

     If to Investor:      PANAMERICA CAPITAL GROUP, INC.
                          P.O. Box 832-2522
                          World Trade Center, 12th Floor
                          Panama
                          Republic of Panama
                          Phone:      (507) 213-8874; Facsimile: (507) 213-8875

     If to Company:       NOMADIC COLLABORATION INTERNATIONAL, INC.
                          Suite 880 - 609 Granville Street
                          Vancouver, BC, Canada
                          V7Y 1G5
                          Phone:      (604) 685-5535 Facsimile: (604) 685-6940

Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

     14. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the Stale of Florida, without regard to the conflicts of laws provisions thereof.

     15. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

     16. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

     17. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.

     18. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall he excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall he enforceable in accordance with its terms.

     19. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Note against impairment.

     IN WITNESS WHEREOF, NOMADIC COLLABORATION INTERNATIONAL, INC. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.



                                      NOMADIC COLLABORATION INTERNATIONAL, INC.


                                      /s/ Raymond Polman
                                      ---------------------------------------
                                       Raymond Polman, President

                                       INVESTOR


                                   By__________________________________________

                                 Title_________________________________________